Exhibit 10.1

Subscription Letter

22 August 2025

Board of Directors

ERAYAK Power Solution Group Inc.

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240, Grand Cayman

KY1-1002, Cayman Islands

Dear Sir or Madam

Subscription for Class B Ordinary Shares in Erayak Power Solution Group Inc

We, ERAYAK International Limited of Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands, hereby subscribe for 8,000,000 Class B Ordinary Shares of par value of US$0.0001 each (the Shares) in ERAYAK Power Solution Group Inc., a Cayman Islands exempted company with company number 352596 (the Company) for a total consideration of US$440,000.

The Shares shall be issued subject to the memorandum and articles of association of the Company, and shall not be subject to any additional designations, powers, preferences, rights, qualifications or limitations. The Shares shall rank pari passu in all respect with Class B Ordinary Shares of the Company already in issue.

This letter is governed by Cayman Islands law, and the Cayman Islands courts shall have jurisdiction to resolve any disputes relating to this letter.

[Signature page to follow]

Yours faithfully

/s/ Lingyi Kong
Name: Lingyi Kong
Authorised Signatory
acting for and on behalf of
ERAYAK International Limited